SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                   -----------



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Pioneer Floating Rate Trust
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                     58-2683903
 --------------------------------------     ---------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification
                                            Number)

     60 State Street, Boston, MA                          02109
 --------------------------------------     -----------------------------------
(Address of Principal Executive Offices)                (Zip Code)



  If this form relates to the             If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective            Exchange Act and is effective
 pursuant to General Instruction          pursuant to General Instruction
 A. (c), please check the following       A (d), please check the following
 box. [X]                                 box. [ ]



Securities Act registration statement file number to which this form relates: File No. 333-119731


Securities to be registered pursuant to Section 12(b) of the Act:



   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered
  -------------------                          ------------------------------
   Common Shares of Beneficial Interest,        New York Stock Exchange, Inc.
   No Par Value

Securities to be registered pursuant to Section 12(g) of the Act: None.


                            Total Number of Pages 3

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.        Description of Registrant's Securities to be Registered.

               The description of the Registrant's common shares to be registered is incorporated by reference to the description under the heading "Description of Shares" in the Registrant's prospectus included with the Registrant's Registration Statement on Form N-2 (File No. 333-119731; 811-21654) and filed electronically pursuant to Rule 497 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on October 13, 2004 (Accession No. 0000950135-04-004766), as such Registration Statement may be amended, which is incorporated herein by reference.

Item 2.        Exhibits.

Pursuant to the instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





Date: November 12, 2004                       Pioneer Floating Rate Trust
                                          --------------------------------------
                                              (Registrant)


                                       By:      /s/ Christopher J. Kelley
                                             -----------------------------------
                                               (Signature)

                                                Christopher J. Kelley
                                                (Name)

                                      Its:      Assistant Secretary










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